As filed with the Securities and Exchange Commission on September 20, 2000
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  ULTICOM, INC.
             (Exact name of registrant as specified in its charter)

           NEW JERSEY                                  22-2050748
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                                1020 BRIGGS ROAD
                          MT. LAUREL, NEW JERSEY 08054
                                 (856) 787-2700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                              1998 STOCK INCENTIVE
                                COMPENSATION PLAN
                              (Full Title of Plans)

                                MR. SHAWN OSBORNE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ULTICOM, INC.
                                1020 BRIGGS ROAD
                          MT. LAUREL, NEW JERSEY 08054
                                 (865) 787-2700


                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                                   Copies to:

  STEPHEN M. BESEN, ESQ.                               WILLIAM F. SORIN
WEIL, GOTSHAL & MANGES LLP                                 SECRETARY
     767 FIFTH AVENUE                                    ULTICOM, INC.
 NEW YORK, NEW YORK 10153                               1022 BRIGGS ROAD
      (212) 310-8000                              MT. LAUREL, NEW JERSEY 08054
                                                         (856) 787-2700

NY2:\902892\03\78436.0001

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Each Class of Securities to be         Amount to be        Proposed Maximum       Proposed Maximum         Amount of
Registered                                     Registered (1)      Offering Price Per     Aggregate Offering    Registration Fee
                                                                        Share(2)              Price (2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                       6,500,000               $52.18              $164,905,943          $43,535.17
===================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, for the purpose of calculating the maximum aggregate offering price and the registration fee, the proposed maximum offering price per share was determined as follows: (i) with respect to 3,659,472 shares of Common Stock in respect of which options have been granted under the plan, the proposed maximum offering price per share is the weighted average exercise price of $4.56 per share; and
(ii) with respect to the remaining 2,840,528 shares of Common Stock being registered hereunder in respect of which options have yet to be granted under the plan, the proposed maximum offering price per share was estimated based on the average high and low sale prices of the Common Stock as reported by the Nasdaq National Market on September 13, 2000.



================================================================================

                                EXPLANATORY NOTE

                  This Registration Statement is intended to register all shares to be issued under the 1998 Stock Incentive Compensation Plan (the "Plan") by Ulticom, Inc., a New Jersey corporation (the "Company"). Pursuant to the Note to
Part I of Form S-8, the Plan information specified by Part I of Form S-8 to be contained in a Section 10(a) prospectus to be distributed to each optionee is not being filed with the Securities and Exchange Commission. Part II contains information that is required in this Registration Statement pursuant to Part II of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. EMPLOYEE STOCK OPTION PLAN INFORMATION

                  The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 and information relating to the Plan and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to the participants of the Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE STOCK OPTION PLAN INFORMATION

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the Plan and its administrators are available without charge by contacting:

                                  Ulticom, Inc.
                                1020 Briggs Road
                          Mt. Laurel, New Jersey 08054
                                 (856) 787-2700

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by Ulticom, Inc. are incorporated herein by reference and made a part hereof:

         (A) The description of our Common Stock, no par value, contained in our Registration Statement on Form 8-A, filed with the Commission on March 27, 2000.

         (B) The Registration Statement on Form S-1 (File No. 333-45366) dated September 8, 2000, as amended.

         (C)      Quarterly Report on Form 10-Q for the quarter ended April 30,
                  2000;

         (D)      Quarterly Report on Form 10-Q for the quarter ended July 31,
                  2000;

                  All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The validity of the shares of common stock being offered hereby and certain other legal matters in connection with this offering with respect to New Jersey law will be passed upon for Ulticom by Sills Cummis Radin Tischman Epstein & Gross, P.A., Newark, New Jersey.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his being a corporation agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by laws, agreement, vote of stockholders, or otherwise provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions were in breach of his duty of loyalty to the corporation, were not in good faith or involved a violation of the law, or resulted in the receipt of such person of an improper personal benefit.

                  The Company's Certificate of Incorporation provides that directors and officers of the Company shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation Act

                  The Company's Certificate of Incorporation also provides that each person (a) who is or was a director, officer, employee or agent of the Company or of any constituent corporation absorbed by the Company in a consolidation or merger, or the legal representative of any such director, officer, employee or agent or (b) who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the Company, or of any such corporation absorbed by the Company in a consolidation or merger, or the legal representative of any such director, officer, trustee, employee or agent (each such person referred to in clause (a) or (b) a "Corporate Agent") shall be indemnified by the Company to the fullest extent allowed by law, including but not limited to the indemnification permitted by
Section 14A:3-5(8) of the New Jersey Business Corporation Act, against all expenses and liabilities in connection with any proceeding involving such Corporate Agent by reason of his being or having been such a Corporate Agent. During the pendency of any such proceeding, the Company shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by the Corporate Agent in connection with the proceeding, subject to the receipt by the Company of an undertaking as required by law. However, no Corporate Agent shall be entitled to indemnification if he or she settles any such matter without the prior written consent of the Company and the Company shall have the right to defend any such Corporate Agent in respect of any claim made by the Corporate Agent for indemnification, except to the extent there exists a conflict of interest between the Company and such Corporate Agent with respect to such claim.

                  The foregoing statements are subject to the detailed provisions of the New Jersey Business Corporation Act and the Company's Certificate of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS.

Exhibit
-------
Number   Description
------   -----------


4.1 The Registration Statement of the Company on Form S-1 (File No. 333-45366), filed with the SEC on September 8, 2000, as amended, is incorporated herein by reference.

4.2 The 1998 Stock Incentive Compensation Plan, filed with the SEC on March 15, 2000 as Exhibit 10.8 to the Company's Amendment No. 2 to the Registration Statement on Form S-1, as amended, is incorporated herein by reference.

4.3 Amended and Restated Certificate of Incorporation of the Company, filed with the SEC on March 15, 2000 as Exhibit 3.1 to the Company's Amendment No. 2 to the Registration Statement on Form S-1, as amended, is incorporated herein by reference.

4.4 Amended and Restated Bylaws of the Company, filed with the SEC on March 15, 2000 as Exhibit 3.2 to the Company's Amendment No. 2 to the Registration Statement on Form S-1, as amended, is incorporated herein by reference.

*5.1     Opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A.

*23.1    Consent of Deloitte & Touche LLP

*23.2 Consent of Sills Cummis Radin Tischman Epstein & Gross, P.A. (contained in exhibit 5.1).

*24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

                  (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, as of September 20, 2000.

                                             ULTICOM, INC.


                                             By:/s/ David Kreinberg
                                                -------------------------------
                                                 David Kreinberg
                                                 Chief Financial Officer

                                POWER OF ATTORNEY

                  We, the undersigned directors and officers of Ulticom, Inc. (the "Company") and each of us, do hereby constitute and appoint Shawn Osborne and David Kreinberg, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, and any and all amendments (including post-effective amendments) to this Registration Statement, in connection with the public offering of the common stock of the Company, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


  SIGNATURE                                   TITLE                                                     DATE
  ---------                                   -----                                                     ----

/s/ Kobi Alexander                          Chairman of the Board and Director                   September 20, 2000
--------------------------------------
Kobi Alexander


/s/ Shawn K. Osborne                        President and Chief Executive Officer and Director   September 20, 2000
--------------------------------------
Shawn K. Osborne


/s/ David Kreinberg                         Chief Financial Officer and Director                 September 20, 2000
--------------------------------------      (Principal Financial and Accounting Officer)
David Kreinberg


/s/ William F. Sorin                        Director                                             September 20, 2000
--------------------------------------
William F. Sorin


                                            Director                                             September __, 2000
--------------------------------------
Paul D. Baker


                                            Director                                             September __, 2000
--------------------------------------
Yaacov Koren


/s/ Zvi Bar-On                              Director                                             September 20, 2000
--------------------------------------
Zvi Bar-On


                                            Director                                             September __, 2000
--------------------------------------
Ron Hiram


                                            Director                                             September __, 2000
--------------------------------------
Rex McWilliams


Exhibits
--------

Number   Description
------   -----------


4.1 The Registration Statement of the Company on Form S-1 (File No. 333-45366), filed with the SEC on September 8, 2000, as amended, is incorporated herein by reference.

4.2 The 1998 Stock Incentive Compensation Plan, filed with the SEC on March 15, 2000 as Exhibit 10.8 to the Company's Amendment No. 2 to the Registration Statement on Form S-1, as amended, is incorporated herein by reference.

4.3 Amended and Restated Certificate of Incorporation of the Company, filed with the SEC on March 15, 2000 as Exhibit 3.1 to the Company's Amendment No. 2 to the Registration Statement on Form S-1, as amended, is incorporated herein by reference.

4.4 Amended and Restated Bylaws of the Company, filed with the SEC on March 15, 2000 as Exhibit 3.2 to the Company's Amendment No. 2 to the Registration Statement on Form S-1, as amended, is incorporated herein by reference.

*5.1     Opinion of Sills Cummis Radin Tischman Epstein & Gross, P.A.

*23.1    Consent of Deloitte & Touche LLP

*23.2 Consent of Sills Cummis Radin Tischman Epstein & Gross, P.A. (contained in exhibit 5.1).

*24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

--------------------------------

  *  Filed herewith.